UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2016

REXNORD CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-35475	20-5197013
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

247 Freshwater Way, Suite 300 Milwaukee, Wisconsin (Address of principal executive offices)	53204 (Zip Code)

(414) 643-3739
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 5, 2016, it was determined that Donald J. Nelson, Group Executive, Vice President-Aerospace, will be leaving Rexnord Corporation (the “Company”) to pursue other opportunities, effective as of April 8, 2016. In connection with that departure, the Company entered into a Separation Agreement and Release with Mr. Nelson, effective as of April 8, 2016, which provides Mr. Nelson with a separation payment of $347,000, payable in installments over 52 weeks, as well as other benefits consistent with the Company’s standard policies. The Separation Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
10.1	Separation Agreement and Release, dated as of April 8, 2016, by Donald Nelson and Rexnord Industries, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Rexnord Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized this 8th day of April 2016.

REXNORD CORPORATION

By:	/S/ Patricia M. Whaley
Name:	Patricia M. Whaley
Title:	Vice President, General Counsel and Secretary

EXHIBIT LIST

Exhibit No.	Description
10.1	Separation Agreement and Release, dated as of April 8, 2016, by Donald Nelson and Rexnord Industries, LLC